Exhibit 99.2

September 8, 1999

Louisiana-Pacific Acquisition Inc.
c/Louisiana-Pacific Corporation
111 SW 5th Avenue, Suite 4200
Portland, OR   97204
Attn:  Mark Tobin

Re: Credit Facility

Ladies/Gentlemen:

BANK OF AMERICA, N.A. ("Lender") is pleased to make available to Louisiana-Pacific Acquisition Inc., a Quebec company ("Borrower") a credit facility to help finance the acquisition of Le Groupe Forex, Inc. ("Target") on the terms and subject to the conditions set forth below. Terms not defined herein have the meanings assigned to them in Exhibit A hereto.

1.    The Facility.

      (a) The Commitment. Subject to the terms and conditions set forth herein, on the Closing Date, Lender agrees to make a loan (the "Loan") to Borrower in a principal amount not exceeding $300,000,000 (the "Commitment"). Any amount of such Commitment that is not borrowed on the Closing Date shall terminate on the Closing Date. Any part of the Loan that is repaid may not be reborrowed.

      (b) The Loan, Conversions, Continuations. The Loan shall be made and maintained in the form of borrowings of Base Rate Loans and Offshore Rate Loans. Borrower may request that the Loan be (i) made as or converted to a Base Rate Loan by irrevocable notice to be received by Lender not later than 9:00 a.m. on the Business Day of the borrowing or conversion, or (ii) made or continued as, or converted to, an Offshore Rate Loan by irrevocable notice to be received by Lender not later than 9:00 a.m. one Business Day prior to the Business Day of the borrowing, continuation or conversion. If Borrower fails to give a notice of conversion or continuation prior to the end of any Interest Period in respect of any Offshore Rate Loan, Borrower shall be deemed to have requested that such Loan be converted to a Base Rate Loan on the last day of the applicable Interest Period. Requests for the initial borrowing and for any continuations or conversions thereafter shall be made pursuant to forms substantially in the forms of notices for borrowings, continuations and conversions attached to the Credit Agreement.

            Each Base Rate or Offshore Rate Loan shall be in a minimum principal amount of $5,000,000 or a multiple of $1,000,000 in excess thereof. There shall not be more than five different Interest Periods in effect at any time.

      (c) Interest. At the option of Borrower, Loans shall bear interest at a rate per annum equal to (i) the Offshore Rate plus 0.575%; or (ii) the Base Rate. Interest on Base Rate Loans when the Base Rate is determined by Lender's "prime rate" shall be calculated on the basis of a year of 365 or 366 days and actual days elapsed. All other interest hereunder shall be calculated on the basis of a year of 360 days and actual days elapsed.

            Borrower promises to pay interest (i) for each Offshore Rate Loan,
            (A) on the last day of the applicable Interest Period, and, if the Interest Period is longer than three months, on the respective dates that fall every three months after the beginning of the Interest Period, and (B) on the date of any conversion of such Loan to a Base Rate Loan; (ii) for Base Rate Loans, on the last Business Day of each calendar quarter; and (iii) for all Loans, on the Maturity Date. If the time for any payment is extended by operation of law or otherwise, interest shall continue to accrue for such extended period.

            After the date any principal amount of any Loan is due and payable (whether on the Maturity Date, upon acceleration or otherwise), or after the date any other monetary obligation hereunder shall have become due and payable, Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on any such amounts as shall remain unpaid at a rate per annum equal to the Base Rate plus 1%. Such interest shall be payable on demand.

            In no case shall interest hereunder exceed the amount that Lender may charge or collect under applicable law.

      (d) Evidence of Loans. The Loans and all payments thereon shall be evidenced by Lender's loan accounts and records; provided, however, the Loans shall be evidenced by a promissory note in the form of Exhibit B hereto, instead of or in addition to such loan accounts and records. Such loan accounts, records and promissory note shall be conclusive absent manifest error of the amount of the Loans and payments thereon. Any failure to record any Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

      (e) Upfront Fee. Borrower shall pay to Lender an upfront fee in the amount of $100,000 on the Closing Date.

      (f) Repayment. Borrower promises to pay all Loans then outstanding on the Maturity Date.

            Borrower shall make all payments required hereunder not later than 11:00 a.m. on the date of payment in same day funds in United States Dollars at the office of Lender located at 1850 Gateway Blvd., Concord CA, 94520, ABA# 121 000 358, Incoming Money Transfer Account No. 12331-83980, Ref: Louisiana-Pacific Acquisition Inc., or such other address as Lender may from time to time designate in writing.

            All payments by Borrower to Lender hereunder shall be made to Lender in full without set-off or counterclaim and free and clear of and exempt from, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof. Borrower shall reimburse Lender for any taxes imposed on or withheld from such payments (other than taxes imposed on Lender's income, and franchise taxes imposed on Lender, by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof).

      (g) Mandatory Prepayments. Within 30 days after receipt by Louisiana-Pacific, Borrower, Target or any successor to Target (provided that Target or such successor is a subsidiary of Borrower or Target at the time of such receipt), Borrower shall prepay the outstanding principal of the Loan in an amount equal to 100% of the proceeds (net of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, accounting fees, and other customary fees, commissions, expenses and costs associated therewith payable, in each case, to Persons not affiliates of any such Person) of any sale for cash of debt securities by any such Person or the incurrence by any such Person of indebtedness for borrowed money of a term of longer than one year. Any such prepayment shall be applied to prepay any Loans constituting Base Rate Loans or Offshore Rate Loans, as selected by the Borrower; provided that Borrower pays all Breakage Costs (if any) associated with such prepayment on the date of such prepayment. Prepayments of Offshore Rate Loans must be accompanied by a payment of interest on the amount so prepaid.

      (h) Voluntary Prepayments. Borrower may, upon three Business Days' notice, in the case of Offshore Rate Loans, and upon same-day notice in the case of Base Rate Loans, prepay Loans on any Business Day; provided that Borrower pays all Breakage Costs (if any) associated with such prepayment on the date of such prepayment. Prepayments of Offshore Rate Loans must be accompanied by a payment of interest on the amount so prepaid. Prepayments must be in a principal amount of at least $5,000,000 or a whole multiple thereof.

2.    (a)   Conditions Precedent to the Loan. As a condition precedent to the
            Loan hereunder, Lender must receive the following from Borrower in form satisfactory to Lender:

            (i) (a) the enclosed duplicate of this Agreement duly executed and delivered on behalf of Borrower and (b) the Guaranty Agreement duly executed and delivered on behalf of Louisiana-Pacific;

            (ii) a certified borrowing resolution or other evidence of (a) Borrower's authority to borrow and (b) Louisiana-Pacific's authority to perform the undertaking set forth in the Guaranty Agreement;

            (iii) a certificate of incumbency of Borrower and Louisiana-Pacific;

            (iv)  an opinion of counsel to (a) Borrower and (b)
                  Louisiana-Pacific, in each case covering such matters as shall be requested by Lender;

            (v)   a promissory note as contemplated in Paragraph 1(d) above;

            (vi)  the upfront fee contemplated in Paragraph 1(e) above; and

            (vii) such other documents and certificates as Lender may reasonably request.

      (b) Conditions to the Loan and Certain Continuations and Conversions. As a condition precedent to the Loan:

            (i)   Borrower must furnish Lender with a notice of borrowing;

            (ii) each representation and warranty set forth in Paragraph 3 below shall be true and correct in all material respects as if made on the date of such borrowing; and

            (iii) no Default or Event of Default shall have occurred and be continuing on the date of such borrowing.

      As a condition precedent to the conversion or continuation of the Loan into or as an Offshore Rate Loan:

            (i) Borrower must furnish Lender with a notice of conversion or continuation; and

            (ii) no Default or Event of Default shall have occurred and be continuing on the date of such conversion or continuation.

            Each notice of borrowing and notice of conversion or continuation shall be deemed a representation and warranty by Borrower that the applicable conditions referred to above have been met.

3.    Representations and Warranties. Borrower represents and warrants that:

      (a) Existence and Qualification; Power; Compliance with Laws. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority and the legal right to own and operate its properties, to lease the properties it operates and to conduct its business, is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and is in compliance with all laws except to the extent that noncompliance does not have a Material Adverse Effect.

      (b) Power; Authorization; Enforceable Obligations. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower are within its powers and have been duly authorized by all necessary action, and this Agreement is and the other Loan Documents, when executed, will be legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and the other Loan Documents are not in contravention of law or of the terms of Borrower's organic documents and will not result in the breach of or constitute a default under, or result in the creation of a lien under any indenture, agreement or undertaking to which Borrower is a party or by which it or its property may be bound or affected.

      (c) No Default. No Default or Event of Default has occurred and is continuing.

      (d) Use of Proceeds. The proceeds of the Loan will be used solely to help finance the acquisition of Target and the stock of Target does not constitute "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

      (e) Year 2000. Louisiana-Pacific has undertaken a project to evaluate the extent to which the business or operations of Louisiana-Pacific and its subsidiaries will be affected by the Year 2000 Problem and to take corrective action with respect thereto (the "Year 2000 Project"). The description of the Year 2000 Project set forth in Louisiana-Pacific's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, including any statements as to the status, cost or results thereof or the anticipated effects of the Year 2000 Problem on Louisiana-Pacific and its subsidiaries, is accurate in all material respects. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used by Louisiana-Pacific and its subsidiaries in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, when presented with dates or time periods occurring after December 31, 1999, function at least as effectively as when presented with dates or time periods occurring prior to January 1, 2000.

      (f) Full Disclosure. No written statement made by Borrower to Lender in connection with this Agreement, or in connection with the Loan, contains any untrue statement of a material fact or omits a material fact necessary to make the statement made not misleading.

      (g) Credit Agreement Representations and Warranties. All representations and warranties set forth in Article V of the Credit Agreement are true and correct.

4. Covenants. So long as the Commitment shall remain outstanding, or the principal of and interest on the Loan or any other amount payable hereunder or under any other Loan Document remains unpaid or unsatisfied, Borrower shall maintain, at all times, Net Worth of greater than $0.00.

5.    Events of Default. The following are "Events of Default:"

      (a) Borrower fails to pay any principal of the Loan as and on the date when due; or

      (b) Borrower fails to pay any interest on any Loan, or any fees due hereunder, or any portion thereof, within five business days after the date when due; or Borrower fails to pay any other fees or amount payable to Lender under any Loan Document, or any portion thereof, within five days after the date due; or

      (c) Any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by Borrower or Louisiana-Pacific pursuant to or in connection with any Loan Document proves to have been incorrect when made or deemed made; or

      (d) Borrower fails to comply with the covenant set forth in Paragraph 4 above; or

      (e) Any "Event of Default" specified in Article VIII of the Credit Agreement occurs and is continuing, without giving effect to any waiver thereof pursuant to the Credit Agreement, it being agreed that each such "Event of Default" shall survive any termination, cancellation, discharge or replacement of the Credit Agreement.

      Upon the occurrence of an Event of Default, Lender may declare the Commitment to be terminated, whereupon the Commitment shall be terminated, and/or declare all sums outstanding hereunder and under the other Loan Documents, including all interest thereon, to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived; provided, however, that upon the occurrence of any event specified in
      Section 8.01(d) or (e) of the Credit Agreement, the Commitment shall automatically terminate, and all sums outstanding hereunder and under each other Loan Document, including all interest thereon, shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived.

6.    Miscellaneous.

      (a) All financial computations required under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with generally accepted accounting principles consistently applied.

      (b) Unless otherwise specified, all references herein and in the other Loan Documents to any time of day shall mean the local (standard or daylight, as in effect) time of San Francisco.

      (c)   All Breakage Costs shall be for the account of Borrower.

      (d) If at any time Lender determines that (i) deposits in the amount of any requested Offshore Rate Loan for any requested Interest Period are not available to Lender in the offshore dollar interbank market, or (ii) the Offshore Rate does not accurately reflect the funding cost to Lender of lending such Loans, Lender's obligation to make Offshore Rate Loans shall cease for the period during which such circumstance exists.

      (e) Borrower shall reimburse or compensate Lender, upon demand, for all costs incurred, losses suffered or payments made by Lender which are applied or reasonably allocated by Lender to the transactions contemplated herein (all as determined by Lender in its reasonable discretion) by reason of any and all future reserve, deposit, capital adequacy or similar requirements against (or against any class of or change in or in the amount of) assets, liabilities or commitments of, or extensions of credit by, Lender; and compliance by Lender with any directive, or requirements from any regulatory authority, whether or not having the force of law.

      (f) No amendment or waiver of any provision of this Agreement or of any other Loan Document and no consent by Lender to any departure therefrom by Borrower shall be effective unless such amendment, waiver or consent shall be in writing and signed by a duly authorized officer of Lender, and any such amendment, waiver or consent shall then be effective only for the period and on the conditions and for the specific instance specified in such writing. No failure or delay by Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other rights, power or privilege.

      (g) Except as otherwise expressly provided herein, notices and other communications to each party provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy or electronic mail to the address provided from time to time by such party. Any such notice or other communication sent by overnight courier service, mail or telecopy shall be effective on the earlier of actual receipt and (i) if sent by overnight courier service, the scheduled delivery date, (ii) if sent by mail, the fourth Business Day after deposit in the U.S. mail first class postage prepaid, and (iii) if sent by telecopy, when transmission in legible form is complete. All notices and other communications sent by the other means listed in the first sentence of this paragraph shall be effective upon receipt. Notwithstanding anything to the contrary contained herein, all notices (by whatever means) to Lender pursuant to Paragraph 1(b) hereof shall be effective only upon receipt.

      (h) This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign its rights and obligations hereunder. Lender may at any time (i) assign all or any part of its rights and obligations hereunder to any other Person with the consent of Borrower, such consent not to be unreasonably withheld, provided that no such consent shall be required if the assignment is to an affiliate of Lender or if an Event of Default exists, and (ii) grant to any other Person participating interests in all or part of its rights and obligations hereunder without notice to Borrower. Borrower agrees to execute any documents reasonably requested by Lender in connection with any such assignment. All information provided by or on behalf of Borrower to Lender or its affiliates may be furnished by Lender to its affiliates and to any actual or proposed assignee or participant.

      (i) Borrower shall pay Lender, on demand, all reasonable out-of-pocket expenses, legal fees (including the allocated costs for in-house legal services) and other costs and expenses incurred by Lender in connection with the arrangement, negotiation, closing, ongoing administration and enforcement of this Agreement or any instruments or agreements executed in connection herewith.

      (j) Borrower agrees to indemnify, save and hold harmless Lender, its affiliates, and their respective directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against Borrower or any of its affiliates, officers or directors; (ii) any and all claims, demands, actions or causes of action arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitment, the use or contemplated use of the proceeds of any Loan, or the relationship of Borrower and Lender under this Agreement;
            (iii) any administrative or investigative proceeding by any governmental authority arising out of or related to a claim, demand, action or cause of action described in clause (i) or (ii) above; and
            (iv) any and all liabilities, losses, costs or expenses (including legal fees, which shall include the allocated costs for in-house legal services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding, including those liabilities caused by an Indemnitee's own negligence; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee.

      (k) If any provision of this Agreement or any other Loan Document shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof or thereof. This Agreement supersedes all prior agreements and oral negotiations with respect to the subject matter hereof.

      (l) This Agreement may be executed in one or more counterparts, and each counterpart, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

      (m) This Agreement and the other Loan Documents are governed by, and shall be construed in accordance with, the laws of the State of California and the applicable laws of the United States of America. Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court and each state court in the City of San Francisco for the purposes of all legal proceedings arising out of or relating to any of the Loan Documents or the transactions contemplated thereby. Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower at its address set forth beneath its signature hereto. Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

      (n) BORROWER AND LENDER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      (o) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Please indicate your acceptance of the Commitment on the foregoing terms and conditions by returning an executed copy of this Agreement to the undersigned not later than September 10, 1999.


                                    BANK OF AMERICA, N.A.


                                    By:    /s/ Michael Balok
                                        ----------------------------------------
                                    Name:  Michael Balok
                                    Title: Managing Director


ACCEPTED AND AGREED TO AS OF
  THE DATE FIRST WRITTEN ABOVE:


LOUISIANA-PACIFIC ACQUISITION INC.


By:    /s/ Curtis M. Stevens
    --------------------------------
Name:  Curtis M. Stevens
Title: Vice President


Date: September 8, 1999

                                                                       EXHIBIT A

                                   DEFINITIONS

Agreement:            This letter agreement, as amended, restated, extended,
                      supplemented or otherwise modified in writing from time to time.

Base Rate:            A fluctuating rate per annum equal to the higher of (a)
                      the Federal Funds Rate plus1/2of 1% and (b) the rate of interest publicly announced from time to time by Lender as its "prime rate". Lender's prime rate is a rate set by Lender based upon various factors including Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate announced by Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

Base Rate Loan:       A Loan bearing interest based on the Base Rate.

Breakage Costs:       Any loss, cost or expense incurred by Lender (including
                      any loss or expense arising from the liquidation or reemployment of funds obtained by Lender to maintain the relevant Offshore Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) as a result of (i) any continuation, conversion, payment or prepayment of any Offshore Rate Loan on a day other than the last day of the Interest Period therefor
                      (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (ii) any failure by Borrower (for a reason other than the failure of Lender to make a Loan when all conditions to making such Loan have been met by Borrower in accordance with the terms hereof) to prepay, borrow, continue or convert any Offshore Rate
                      Loan on a date or in the amount notified by Borrower. The certificate of Lender as to its costs of funds, losses and expenses incurred shall be conclusive absent manifest error.

Business Day:         Any day other than a Saturday, Sunday, or other day on
                      which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of California where Lender's lending office is located and, if such day relates to any Offshore Rate Loan, means any such day on which dealings in dollar deposits are conducted by and between banks in the offshore dollar interbank market.

Closing Date:         The date on which each condition set forth in Paragraph 2
                      of this Agreement shall have been met, which date must occur on or before the Termination Date.

Credit Agreement:     The Credit Agreement, dated as of January 31, 1997, among
                      Borrower, Louisiana-Pacific Canada Pulp Co. (as successor to Louisiana-Pacific Canada Ltd.), Lender, and the other financial institutions party thereto, as in effect on the date hereof, without giving effect to any amendment, supplement or other modification thereto or thereof after the date hereof and without giving effect to any termination, cancellation, discharge or replacement thereof after the date hereof.

Default: Any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

Event of Default:     Has the meaning set forth in Paragraph 5.

Federal Funds Rate:   For any day, the rate per annum (rounded upwards, if
                      necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Lender on such day on such transactions as determined by Lender.

Governmental          Any nation or government, any state or other political
Authority:            subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

Guaranty Agreement:   A guaranty agreement in the form of Exhibit C hereto made
                      by Louisiana-Pacific for the benefit of Lender.

Interest Period:      For each Offshore Rate Loan, (a) initially, the period
                      commencing on the date the Offshore Rate Loan is disbursed or converted from a Base Rate Loan and (b) thereafter, the period commencing on the last day of the preceding
                      Interest Period, and, in each case, ending on the earlier of (x) the Maturity Date and (y) one, two, three or six months thereafter, as requested by Borrower; provided that:

                      (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

                      (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period

Loan Documents:       This Agreement, the Guaranty Agreement and any promissory
                      note, certificate, fee letter, and other instrument, document or agreement delivered in connection with this Agreement.

Louisiana-Pacific:    Louisiana-Pacific Corporation, a Delaware corporation.

Material Adverse      Any set of circumstances or events which (a) has or could
Effect:               reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan
                      Document, (b) is or could reasonably be expected to be material and adverse to the financial condition or operations of Borrower or Louisiana-Pacific or (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower or Louisiana-Pacific to perform its obligations and liabilities under this Agreement or any other Loan
                      Document.

Maturity Date:        The date which is the earlier of (i)180 days after the
                      Closing Date and (ii) May 25, 2000.

Net Worth:            At any date, the excess of Total Assets at such date over
                      Total Liabilities at such date.

Offshore Rate:        For any Interest Period with respect to any Offshore Rate
                      Loan, a rate per annum at which dollar deposits in the approximate amount of Lender's Offshore Rate Loan for such Interest Period would be offered by Lender's Grand Cayman
                      Branch, Grand Cayman, B.W.I. (or such other office as may be designated for such purpose by Lender) to major banks in the offshore dollar interbank market upon request of such banks at approximately 11:00 a.m. (New York City time) one Business Day prior to the commencement of such Interest Period.

Offshore Rate Loan:   A Loan bearing interest based on the Offshore Rate.

Person: An individual, partnership, corporation, limited liability company, limited liability partnership, business trust, joint stock company, trust, unincorporated association, joint venture, other business entity, or Governmental Authority.

Subsidiary:           A corporation, partnership, joint venture, limited
                      liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by Borrower.

Termination Date:     November 30, 1999, or such earlier date on which the
                      Commitment may terminate in accordance with the terms hereof.

Total Assets:         At any date, without duplication, the total consolidated
                      assets of Borrower and its Subsidiaries.

Total Liabilities:    At any date, without duplication, the total consolidated
                      liabilities of Borrower and its Subsidiaries.

                                                                       EXHIBIT B

                             FORM OF PROMISSORY NOTE

$300,000,000                                                ______________, ____

      FOR VALUE RECEIVED, the undersigned, LOUISIANA-PACIFIC ACQUISITION INC., a Quebec company ("Borrower"), hereby promises to pay to the order of BANK OF AMERICA, N.A. ("Lender") the principal sum of Three Hundred Million Dollars ($300,000,000) or, if less, the aggregate unpaid principal amount of the Loan made by Lender to Borrower pursuant to the letter agreement, dated as of even date herewith (such letter agreement, as it may be amended, restated, extended, supplemented or otherwise modified from time to time, being hereinafter called the "Agreement"), between Borrower and Lender, on the Maturity Date. Borrower further promises to pay interest on the unpaid principal amount of the Loan evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Agreement.

      The loan account records maintained by Lender shall at all times be conclusive evidence, absent manifest error, as to the amount of the Loan and payments thereon; provided, however, that any failure to record any Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loan.

      This promissory note is the promissory note referred to in, and is entitled to the benefits of, the Agreement, which Agreement, among other things, contains provisions for acceleration of the maturity of the Loan evidenced hereby upon the happening of certain stated events and also for prepayments on account of principal of the Loan prior to the maturity thereof upon the terms and conditions therein specified.

      Unless otherwise defined herein, terms defined in the Agreement are used herein with their defined meanings therein. This promissory note shall be governed by, and construed in accordance with, the laws of the State of California.

                                    LOUISIANA-PACIFIC ACQUISITION INC.

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                               GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (the "Guaranty"), dated as of September 8, 1999, is made by LOUISIANA-PACIFIC CORPORATION, a Delaware corporation ("Guarantor"), in favor of BANK OF AMERICA, N.A., a national banking association (together with any assign or successor by merger thereto, "Lender").

                                    Recitals:

A. Pursuant to the letter agreement, dated as of September 8, 1999 (together with all amendments, supplements, and other modifications, if any, from time to time thereafter made thereto, the "Agreement") between Louisiana-Pacific Acquisition Inc. ("Borrower") and Lender, Lender has agreed to make a loan (the "Loan") to Borrower, which Loan is to be unconditionally guaranteed by Guarantor.

B. Guarantor has agreed to guarantee the obligations of Borrower under the Agreement on the terms and conditions set forth herein.

C. It is in the best interests of Guarantor to execute this Guaranty inasmuch as Borrower is a wholly-owned indirect Subsidiary of Guarantor.

In consideration of the foregoing, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and in order to induce Lender to enter into the Agreement and make the Loan thereunder, Guarantor and Lender hereby agree as follows:

                                    Article I
                                  The Guaranty

1.1   Guaranty. Guarantor hereby absolutely, unconditionally, and irrevocably:

            (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise, of all obligations of Borrower now or hereafter existing under the Agreement (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. 502(b) and 506(b)) (the "Guaranteed Obligations"); and

            (b) indemnifies and holds harmless Lender for any and all out-of-pocket costs and expenses (including the out-of-pocket expenses and reasonable fees of counsel and the allocated cost of in-house counsel retained by Lender) incurred by Lender in preserving and enforcing any rights under this Guaranty;

This Guaranty constitutes a guaranty of payment when due and not of collection or of performance, and Guarantor specifically agrees that it shall not be necessary or required that Lender exercise any right, assert any claim or demand, or enforce any remedy whatsoever against Borrower, or any other Person (as defined in the Agreement) before or as a condition to the obligations of Guarantor hereunder.

1.2 Acceleration of Guaranty. Guarantor agrees that, in the event of the occurrence and continuance of any event described in Paragraph 5 of the Agreement, Guarantor shall forthwith pay to Lender the full amount of all amounts owing by Borrower under the Agreement, whether in respect of principal, interest or otherwise.

1.3 Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional, and irrevocable guaranty of payment, and shall remain in full force and effect until all Guaranteed Obligations have been paid in cash in full, and the commitment of Lender to extend any credit to Borrower under the Agreement shall have terminated. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Agreement, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender with respect thereto. The liability of Guarantor under this Guaranty shall be absolute, unconditional, and irrevocable irrespective of:

      (a) any lack of validity, legality, or enforceability of the Agreement or any note executed and delivered in connection therewith;

      (b) the failure of Lender: (i) to assert any claim or demand or to enforce any right or remedy against Borrower or any other Person (including any guarantor) under the provisions of the Agreement, any such note or otherwise; or (ii) to exercise any right or remedy against any other guarantor of, or any collateral securing, any Guaranteed Obligations;

      (c) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other extension, compromise, or renewal of any such obligations of Borrower;

      (d) any reduction, limitation, impairment, or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration, or compromise, and shall not be subject to (and Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations or otherwise;

      (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Agreement;

      (f) any addition, exchange, release, surrender, or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by Lender securing any of the Guaranteed Obligations; or

      (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Borrower, any surety, or any guarantor.

1.4 Reinstatement, etc. Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by Lender, upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, all as though such payment had not been made.

1.5 Waiver, etc. Guarantor hereby waives promptness, diligence, notice of acceptance, and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that Lender protect, secure, perfect, or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Borrower or any other Person (including any other guarantor) or any collateral securing the Guaranteed Obligations.

1.6 Subordination. Until such time as the Guaranteed Obligations have been paid and performed in full and the period of time has expired during which any payment made by Borrower, Guarantor or any other guarantor of the Guaranteed Obligations to Lender may be subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Lender or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment being hereinafter referred to as a "Preferential Payment"), any claim or other rights which Guarantor may now have or hereafter acquire against Borrower or such other guarantor that arises from the existence or performance of Guarantor's obligations under this Guaranty or any other agreement (all such claims and rights being hereinafter referred to as "Guarantor's Conditional Rights"), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy of Lender or such other guarantor or any collateral which Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from Borrower or such other guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights, shall be subordinate to Lender's right to full payment and performance of the Guaranteed Obligations, and Guarantor shall not enforce Guarantor's Conditional Rights until such time as the Guaranteed Obligations have been paid and performed in full and the period of time has expired during which any payment made by Borrower or Guarantor to Lender may be determined to be a Preferential Payment.

1.7   Successors, Transferees and Assigns. This Guaranty shall:

      (a) be binding upon Guarantor, and its successors, transferees, and assigns; and

      (b)   inure to the benefit of and be enforceable by Lender.

Without limiting the generality of subsection (b), Lender may assign or otherwise transfer (in whole or in part) its rights and obligations under the Agreement or any note executed and delivered in connection therewith to any other Person, and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to Lender hereunder or otherwise, subject, however, to any contrary provisions in such assignment or transfer.

1.8 Payments Free and Clear of Taxes, etc. Guarantor hereby agrees that any and all payments made by Guarantor hereunder to or for the account of Lender shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Guarantor shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to Lender:

      (a) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.8) Lender receives an amount equal to the sum it would have received had no such deductions been made;

      (b) Guarantor shall make such deductions; and

      (c) Guarantor shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.

Without prejudice to the survival of any other agreement of Guarantor hereunder, the agreements and obligations of Guarantor contained in this Section 1.8 shall survive the payment in full of all amounts due under the Agreement.

                                   Article II
                         Representations And Warranties

2.1 Representations and Warranties. Guarantor hereby represents and warrants as follows:

      (a) Guarantor is duly organized, validly existing and in good standing in the state of its incorporation;

      (b) This Agreement has been duly authorized, executed and delivered by Guarantor, and constitutes a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

      (c) The execution, delivery, performance and enforcement of this Agreement do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon Guarantor.

                                   Article III
                            Miscellaneous Provisions

3.1 Binding On Successors, Transferees And Assigns; Assignment. In addition to, and not in limitation of, Section 1.7, this Guaranty shall be binding upon Guarantor and its successors, transferees, and assigns and shall inure to the benefit of and be enforceable by Lender, and its respective successors, transferees, and assigns (to the full extent provided pursuant to Section 1.7); provided, however, that Guarantor may not assign any of its obligations hereunder.

3.2 Amendment, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Guarantor and Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

3.3 Addresses for Notices to Guarantor. All notices and other communications hereunder to Guarantor shall be in writing (including by facsimile) and mailed by overnight delivery, transmitted by facsimile or delivered to it, addressed to it at the address set forth below its signature hereto or at such other address as shall be designated by Guarantor in a written notice to Lender at the address specified by Lender to Guarantor complying with the terms of this Section 3.3. All such notices and other communications shall be effective, if telexed, when confirmed by telex answerback or, if mailed by overnight delivery or delivered, upon delivery, addressed as aforesaid.

3.4 No Waiver; Remedies. In addition to, and not in limitation of, Sections 1.3 and 1.5, no failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

3.5 Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

3.6 Setoff. In addition to, and not limitation of, any rights of Lender under applicable law, Lender shall, upon the occurrence and during the continuance of any default under the Agreement or hereunder, have the right to appropriate and apply to the payment of the obligations of Guarantor owing to it hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of Guarantor then or thereafter maintained with Lender. Lender shall promptly notify the Guarantor after any such setoff and application made by it; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section
3.6 are in addition to any other right or remedy (including any other right of set off) which Lender may have.

3.7 Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

3.8 Governing Law, etc. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. THIS GUARANTY CONSTITUTES THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER THEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

3.9 Waiver of Jury Trial. GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY. GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR

THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK MAINTAINING THE LETTER OF CREDIT AND ENTERING INTO THE AGREEMENT.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    LOUISIANA-PACIFIC CORPORATION


                                    By:    /s/ Curtis M. Stevens
                                        ----------------------------------------
                                    Title: Vice President

                                    Address: Louisiana-Pacific Corporation
                                             111 SW 5th Ave., Suite 4200
                                             Portland, OR   97204

                                    Attn:

                                    Facsimile: